SUB-ITEM 77Q1

The Amendment, dated October 24, 2002, to the Amended and Restated Declaration of Trust - Establishment and Designation of Class R shares for MFS Government Securities Fund as contained in the Registrant's Post-Effective Amendment No. 27 to the Registration Statement (File Nos. 2-74959 and 811-3327), as filed with the Securities and Exchange Commission via EDGAR on December 23, 2002. Such document is incorporated herein by reference.

The Master Amended and Restated By-Laws, dated January 1, 2002, as revised September 18, 2002 as contained in Post-Effective Amendment No. 46 to MFS Series Trust IX (File Nos. 2-50409 and 811-2464) as filed with the Securities and Exchange Commission via EDGAR on October 16, 2002. Such document is incorporated herein by reference.